Exhibit 99.1
CONTACT: INVESTOR RELATIONS
Henry R. Mandell, Chairman
Spatializer Audio Laboratories, Inc.
investor@spatializer.com
SPATIALIZER AUDIO LABORATORIES ADJOURNS ANNUAL MEETING TO EXTEND VOTING ON ASSET SALE
Los Angeles, Calif., January 25, 2007- Spatializer Audio Laboratories, Inc. (OTC Bulletin Board: SPAZ) (the “Company”) announced that, by the vote of a majority of the shares present at the Company’s annual stockholder meeting convened on January 24, 2007, the annual meeting was adjourned. That adjournment was ratified by the Board of Directors of the Company on January 25, 2007 as being in the best interests of the Company and its stockholders. The adjourned meeting will be resumed at 4:00 p.m. on February 21, 2007 at the offices of Reed Smith LLP., 1901 Avenue of the Stars, Suite 700, Los Angeles, California.
The Company indicated that the stockholders of record on November 27, 2006, the record date for the annual meeting, will continue to be the stockholders entitled to vote at the adjourned meeting. Any stockholder entitled to vote at the annual meeting who had not provided the Company with a proxy on or prior to January 24, 2007 may still provide a proxy for the adjourned meeting. Any stockholder who has given or gives a proxy with respect to the annual meeting has the power to revoke the proxy at any time before the proxy is voted at the adjourned meeting. In addition to revocation in any other manner permitted by law, a stockholder may deliver to the Secretary of Spatializer a written notice bearing a date later than the proxy stating that the stockholder would like to revoke that proxy. Stockholders may also complete, execute and deliver to the Secretary of Spatializer a new, later-dated proxy card for the same shares, provided the new proxy is received before voting at the adjourned meeting has closed. Additionally, a stockholder may attend the adjourned meeting and vote in person. The Company noted that a stockholder’s attendance at the meeting will not, in and of itself, revoke the stockholder’s proxy. Any written notice of revocation or subsequent proxy should be delivered to Spatializer at 2060 East Avenida de Los Arboles, # D190, Thousand Oaks, California 91362-1376, or to Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois 60690-1689 by the last business day preceding the date of the adjourned meeting, or any adjournments thereof, or to the chairman of the meeting at or before the taking of the vote at the adjourned meeting.
     About Spatializer

     Spatializer Audio Laboratories Inc. is developer, licensor and marketer of next-generation audio technologies for the consumer electronics, computing and mobile communication markets. The company’s advanced audio technology is incorporated into consumer electronics audio and video products, PC and mobile phone handsets from several global brand leaders. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in Thousand Oaks, CA. Further information may be obtained from Spatializer’s SEC filings, and by contacting the company’s Investor Relations Department at investor@spatializer.com.
Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this press release are forward looking statements that are based on management’s belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company’s financial goals will be realized. Numerous uncertainties and risk factors may affect the company’s actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, loss of key personnel, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, dependence on third-party technology integrators or chip suppliers, competition and pricing pressures, and other risks detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission.

NOTE:	Desper Products Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories Inc. Spatializer® is a registered trademark of Desper Products Inc. All other trademarks are the property of their respective owners.